As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMSTOCK RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	94-1667468
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Jay Allison

Chairman of the Board of Directors and Chief Executive Officer

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack E. Jacobsen

O’Melveny & Myers LLP

2801 North Harwood St., Suite 1600

Dallas, Texas 75201

(972) 360-1900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated June 10, 2024

Prospectus

COMSTOCK RESOURCES, INC.

12,500,000 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 12,500,000 shares of common stock, par value $0.50 per share (the “Common Stock”) of Comstock Resources, Inc., a Nevada corporation (the “Company”) by the selling stockholders named herein (collectively with the respective transferees, pledgees, donees, assignees or successors of such stockholders, the “selling stockholders”). The Common Stock offered under this prospectus were issued pursuant to that certain Subscription Agreement dated March 20, 2024, by and among the Company, Arkoma Drilling L.P., a Texas limited partnership, and Williston Drilling L.P., a Texas limited partnership.

The selling stockholders may offer, sell, or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the Common Stock owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts and transfer taxes, if any, attributable to their sale of the Common Stock. For more information, see “Plan of Distribution”.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CRK”. On June 7, 2024, the closing price of our Common Stock was $11.70 per share. As of June 7, 2024, there were 292,202,274 shares of Common Stock issued and outstanding.

INVESTING IN OUR SECURITIES INVOLVES RISKS. PLEASE SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. The selling stockholders may resell, from time to time, in one or more offerings, shares of our Common Stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of our Common Stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our Common Stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the documents incorporated by reference herein which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should also carefully consider, among other things, the information presented under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are a leading independent natural gas producer operating primarily in the Haynesville shale, a premier natural gas basin located in North Louisiana and East Texas with superior economics given its geographical proximity to the Gulf Coast markets. As of December 31, 2023, 99% of our proved reserves were in the Haynesville and Bossier shale play. We are focused on creating value through the development of our substantial inventory of highly economic and low-risk drilling opportunities in the Haynesville and Bossier shales and through our exploration activities in our Western Haynesville play.

Our Common Stock is listed and traded on the New York Stock Exchange under the symbol “CRK”.

Corporate Information

Our principal executive offices are located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, and our telephone number is (972) 668-8800. Our website is www.comstockresources.com. Information on our website or any other website is not incorporated by reference into, and does not constitute part of, this prospectus.

The Offering

On March 20, 2024, we entered into a subscription agreement (the “Subscription Agreement”) with each of Arkoma Drilling L.P., a Texas limited partnership (“Arkoma”) and Williston Drilling L.P., a Texas limited partnership (“Williston” and, together with Arkoma, the “Jones Entities”), pursuant to which the Jones Entities purchased in the aggregate, 12,500,000 shares of our common stock, $0.50 par value per share (the “Common Stock”) for total consideration of approximately $100.5 million. In connection with the consummation of the transactions contemplated by the Subscription Agreement, we entered into that certain Second Amended and Restated Registration Rights Agreement dated March 25, 2024 (the “Registration Rights Agreement”), pursuant to which we are registering for resale by the Jones Entities of up to 12,500,000 shares of Common Stock.

Resale of Common Stock by Selling Stockholders

Common Stock offered by us	None

Common Stock offered by the selling stockholders	Up to 12,500,000 shares of Common Stock.

Common Stock outstanding prior to and after this offering	The number of shares of Common Stock outstanding as of May 29, 2024 was 292,202,274, which will not be impacted by the sales by the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of Common Stock by the selling stockholders.

Trading market and ticker symbol	Our Common Stock is quoted on the NYSE under the symbol “CRK”.

Selling Stockholders	See “Selling Stockholders” beginning on page 6 for additional information on the selling stockholders.

Terms of the offering	Each selling stockholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Risk Factors	Investing in the Common Stock involves risks. Before investing in the Common Stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 3.

RISK FACTORS

An investment in the Common Stock involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of the Common Stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

The sale of a substantial number of shares of our Common Stock in the public market, including resale of the Common Stock issued to the selling stockholders, could adversely affect the prevailing market price for our Common Stock.

We are registering for resale up to 12,500,000 shares of our Common Stock to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. We cannot predict if and when the selling stockholders may sell such shares in the public markets.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated herein by reference. These forward-looking statements can in some instances be identified by their use of terms such as “expect,” “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe” and similar terms. All statements, other than statements of historical facts, included in this report, are forward-looking statements, including all statements regarding:

•	amount and timing of future production of natural gas and oil;

•	amount, nature and timing of expected capital expenditures;

•	the number of anticipated wells to be drilled after the date hereof;

•	the availability of exploration and development opportunities;

•	our future financial or operating results;

•	our future cash flow and anticipated liquidity;

•	future operating costs including lease operating expenses, administrative costs and other expenses;

•	finding and development costs;

•	our business strategy; and

•	other plans and objectives for future operations.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

•	the risks described in “Risk Factors” of this prospectus and incorporated by reference in this prospectus;

•	the volatility of prices and supply of, and demand for, natural gas and oil;

•	the timing and success of our drilling activities;

•	the numerous uncertainties inherent in estimating quantities of natural gas and oil reserves and actual future production rates and associated costs;

•	our ability to successfully identify, execute or effectively integrate future acquisitions;

•	the usual hazards associated with the natural gas and oil industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;

•	our ability to effectively market our natural gas and oil;

•	the availability of rigs, equipment, supplies and personnel;

•	our ability to discover or acquire additional reserves;

•	our ability to satisfy future capital requirements;

•	changes in regulatory requirements;

•	general economic conditions, status of the financial markets and competitive conditions; and

•	our ability to retain key members of our senior management and key employees.

These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While we believe that these assumptions underlying the forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect actual results.

The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock offered pursuant to this prospectus. The selling stockholders will receive all of the proceeds from the sale of the shares of Common Stock offered by this prospectus. For information about the selling stockholders, see “Selling Stockholders.”

The selling stockholders will be responsible for any broker or similar commissions and any legal fees or other costs of the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including (i) all registration and filing fees, (ii) printing expenses, messenger, telephone and delivery expenses, (iii) fees and expenses of our counsel, auditors, independent engineers and accountants, (iv) fees of the transfer agent and registrar and (v) all expenses related to marketing the sale of the Common Stock.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the Common Stock being offered for resale by this prospectus, which consist of 12,500,000 shares of Common Stock issued to such selling stockholders pursuant to the Subscription Agreement. The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees, pledgees, donees, assignees or other successors-in-interest.

The table below provides information regarding the selling stockholders and the Common Stock that the selling stockholders may offer and sell from time to time under this prospectus.

Because each selling stockholder may dispose of all, none or some portion of their Common Stock, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares of Common Stock covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional shares of Common Stock during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our Common Stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling stockholders list and the securities that may be resold.

Name of Selling Stockholders	Shares Beneficially Owned Prior to this Offering (1)		Percentage of Shares Beneficially Owned Prior to this Offering (2)	Shares to be Sold Pursuant to this Offering	Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering
Arkoma Drilling, L.P.	146,950,577	(3)	50.3%	9,428,750	137,521,827	47.1%
Williston Drilling, L.P.	47,870,852	(4)	16.4%	3,071,250	44,799,602	15.3%

(1)	Based on the number of shares of Common Stock owned by each selling stockholder after the consummation of the transactions contemplated by the Subscription Agreement.
(2)	Based on 292,202,274 shares of our Common Stock outstanding on May 29, 2024.
(3)

Blue Star Exploration Company (“Blue Star”) is the general partner of Arkoma and Jerral W. Jones (“Mr. Jones”) is a director and the sole shareholder of Blue Star. By virtue of these relationships, Blue Star and Mr. Jones may be deemed to share voting and dispositive control over the shares of Common Stock held by Arkoma. Mr. Jones disclaims beneficial ownership of any shares of Common Stock held or beneficially owned by Arkoma or Blue Star.

(4)

Blue Star is the general partner of Williston and Mr. Jones is a director and the sole shareholder of Blue Star. By virtue of these relationships, Blue Star and Mr. Jones may be deemed to share voting and dispositive control over the shares of Common Stock held by Williston. Mr. Jones disclaims beneficial ownership of any shares of Common Stock held or beneficially owned by Williston or Blue Star.

Subscription Agreement

On March 20, 2024, we entered into the Subscription Agreement with the Jones Entities, pursuant to which the Jones Entities purchased, in the aggregate, 12,500,000 shares of Common Stock in reliance on an exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or other exemptions thereunder. The Subscription Agreement contained customary representations, warranties and covenants by the parties thereto. The closing of the transaction contemplated by the Subscription Agreement was consummated on March 25, 2024. None of the representations and warranties of the parties included in the Subscription Agreement survive the closing.

Second Amended and Restated Registration Rights Agreement

In connection with the consummation of the transactions contemplated by the Subscription Agreement, the Company, Arkoma and Williston amended and restated that certain Amended and Restated Registration Rights Agreement, dated June 7, 2019, among the parties by entering into the Second Amended and Restated Registration Rights Agreement dated March 25, 2024 (the “Second A&R Registration Rights Agreement”). The Second A&R Registration Rights Agreement provides the Jones Entities with customary registration rights. The Second A&R Registration Rights Agreement, among other things, requires the Company to file, not later than 90 days after the date of the Second A&R Registration Rights Agreement, a shelf registration statement under the Securities Act to permit the public resale of all of the Registrable Securities (as defined in the Second A&R Registration Rights Agreement) held by the Jones Entities from time to time as permitted by Rule 415 under the Securities Act. In certain circumstances, and subject to certain qualifications and limitations, holders of Registerable Securities will have piggyback registration rights on offerings of Common Stock by the Company as well as the right to request that the Company initiate an Underwritten Offering (as defined in the Second A&R Registration Rights Agreement) when they reasonably expect certain gross proceeds from any such Underwritten Offering.

PLAN OF DISTRIBUTION

We are registering the resale of the shares of Common Stock held by the selling stockholders. The selling stockholders, which as used herein includes their transferees, pledgees, donees, assignees or other successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Stock on the NYSE or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares of Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwriting transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of shares of Common Stock at a stipulated price;

•	distribution to employees, members, limited partners or stockholders of selling stockholders;

•	a combination of any such methods of sale;

•	“at the market” or through market makers or into an existing market for the shares; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer their Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell their Common Stock short and deliver shares of Common Stock to close out their short positions, or loan or pledge such Common Stock to broker-dealers that in turn may sell the shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders also may resell all or a portion of the Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their Common Stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the Common Stock being offered by the selling stockholders named herein.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares of Common Stock for whom they may act as agents. In addition, underwriters may sell the Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Common Stock by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

To the extent required, the Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If the selling stockholders want to sell their Common Stock under this prospectus in the United States, the selling stockholders will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for selling stockholders will be able to advise a selling stockholder in which states the Common Stock are exempt from registration for secondary sales.

Any person who purchases the Common Stock from a selling stockholder offered by this prospectus who then wants to sell such Common Stock will also have to comply with blue sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a selling stockholder indicates in which state(s) it desires to sell its Common Stock, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling stockholders (and each selling stockholder’s officers and directors and each person who controls such selling stockholder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to us by such selling stock holder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the Common Stock covered by this prospectus, including with regard to compliance with state securities or blue-sky laws. Otherwise, any broker or similar commissions and any legal fees or other costs of the selling stockholders incurred in connection with the sale of the Common Stock offered hereby will be paid by the selling stockholders.

LEGAL MATTERS

Certain legal matters in connection with the offering described in this prospectus will be passed upon for us by Woodburn & Wedge, Reno, Nevada, with respect to matters of Nevada law. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Comstock Resources, Inc. appearing in Comstock Resources, Inc. Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Comstock Resources Inc. internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimated quantities of our proved oil and gas reserves and the net present value of such reserves incorporated by reference into this prospectus have been derived from reserve reports prepared by us and audited by Netherland, Sewell & Associates, Inc. for all properties as of December 31, 2021, 2022 and 2023, and all such information has been so included on the authority of each firm as an expert regarding the matters contained in its reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and the Common Stock you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.comstockresources.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus.

If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. This offering memorandum incorporates by reference the documents listed below that we previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K). They contain important information about us and our financial condition. The information incorporated by reference is considered to be a part of this this prospectus, except for any information that is superseded by information that is included in this prospectus or the registration statement of which this prospectus is a part. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 16, 2024;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024;

•	our Current Reports on Form 8-K filed with the SEC on March 21, 2024, March 25, 2024, April 2, 2024, April 2, 2024 and April 9, 2024; and

•

the description of the Company’s Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K filed with the SEC on February 16, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

Comstock Resources, Inc.

Attention: Roland O. Burns, President

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

Telephone number: (972) 668-8800

Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Reports, are also available on our website at www.comstockresources.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fee		$21,586.50
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Other		*

Total	$	*

*

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement. We will bear all costs, expenses and fees in connection with the registration of the shares of the Common Stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders, however, will bear all commissions and discounts and transfer taxes, if any, attributable to their sale of the Common Stock.

Item 15.	Indemnification of Directors and Officers

Registrants incorporated or organized in Nevada

Section 78.7502 of the Nevada Revised Statutes (“N.R.S.”) permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement. The person to be indemnified must (i) not be liable pursuant to Section 78.138 of the N.R.S., or (ii) have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.

With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.751 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Article VI, “Indemnification of Directors, Officers, Employees and Agents,” of the Company’s Amended and Restated Bylaws, as amended, provides as follows with respect to indemnification of the Company’s directors, officers, employees and agents:

Section 1. To the fullest extent allowed by Nevada law, any director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:

(a) an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of dividends in violation of N.R.S. 78.300.

Section 2. The Company shall indemnify each director, officer, employee and agent, now or hereafter serving the Company, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Company’s request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Company. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Company shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Company; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Company in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provision of these Bylaws, the Company, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

Section 3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee, representative or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in these Bylaws.

Section 4. The Company may indemnify each person, though he is not or was not a director, officer, employee or agent of the Company, who served at the request of the Company on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Company.

Section 5. The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

Section 6. The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 4 of this Article VI above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Bylaws.

Comstock Oil & Gas, LLC and Comstock Oil & Gas-Louisiana, LLC

Section 86.371 of the N.R.S. provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

Section 86.411 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 86.421 of the N.R.S. provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431 of the N.R.S. provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a valid determination that indemnification is proper in the circumstances.

Section 86.441 of the N.R.S. states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

Section 86.451 of the N.R.S. provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 86.421 of the N.R.S. or for the advancement of expenses made pursuant to Section 86.441 of the N.R.S., may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 86.461 of the N.R.S. permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

The Comstock Oil & Gas, LLC and Comstock Oil & Gas-Louisiana, LLC operating agreements each in effect generally provide that the company shall indemnify its members or managers, respectively, to the fullest extent permitted by and in accordance with the applicable provisions of the N.R.S.

Item 16.	Exhibits

Exhibit No.	Description

4.4	Description of Securities (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 16, 2024).

4.6	Second Amended and Restated Registration Rights Agreement, dated March 25, 2024, by and among the Company, Arkoma Drilling, L.P. and Williston Drilling, L.P. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 25, 2024).

5.1*	Opinion of Woodburn and Wedge.

10.1**	Subscription Agreement, dated March 20, 2024, by and among the Company, Arkoma Drilling L.P. and Williston Drilling L.P. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 20, 2024).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Independent Petroleum Engineers Netherland, Sewell & Associates, Inc.

23.3*	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

24.1*	Power of Attorney (Included on the Signature Pages to the Registration Statement).

107*	Calculation of Filing Fee Table.

*	Filed herewith
**

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 10, 2024.

COMSTOCK RESOURCES, INC.

By:	/s/ M. Jay Allison
M. Jay Allison
Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Chairman of the	June 10, 2024
M. Jay Allison	Board of Directors (Principal Executive Officer)

/s/ Roland O. Burns	President, Chief Financial Officer, Secretary and	June 10, 2024
Roland O. Burns	Director (Principal Financial and Accounting Officer)

/s/ Elizabeth B. Davis	Director	June 10, 2024
Elizabeth B. Davis

/s/ Morris E. Foster	Director	June 10, 2024
Morris E. Foster

/s/ Jim L. Turner	Director	June 10, 2024
Jim L. Turner